EXHIBIT 10.21

THE SECURITIES REPRESENTED BY THIS SENIOR SECURED PROMISSORY NOTE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS BLAST ENERGY SERVICES INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SENIOR SECURED PROMISSORY NOTE
(SECOND TRANCHE)

Dated: April 5, 2011	$411, 000.00

For value received, BLAST ENERGY SERVICES INC., a corporation organized under the laws of the State of Texas (the “Maker” or the “Company”), hereby promises to pay to the order of ______________________, a Delaware limited liability company, with an address at _______________________________________ (together with its successors, representatives, and assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of $411,000.00 hereunder, together with interest and all other obligations outstanding hereunder.

All payments under or pursuant to this Senior Secured Promissory Note (this “Note”) shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A.  The outstanding principal balance of this Note shall be due and payable on the earlier of (i) February 2, 2012 and (ii) the date all obligations and indebtedness hereunder are accelerated in accordance with Section 2.2 hereof (the “Maturity Date”).

ARTICLE I

TERMS OF NOTE

Section 1.1 Purchase Agreement.  This Note has been executed and delivered pursuant to the Note Purchase Agreement dated as of February 24, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among the Maker and the Holder (as an Investor).  Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

Section 1.2 Interest. Interest on the outstanding principal amount of this Note shall accrue, in arrears, at a rate of ten percent (10%) per annum and shall be payable on the first Business Day of each month, commencing on May 1, 2011 and on the Maturity Date.  Furthermore, upon the occurrence and during the continuance of an Event of Default (as defined below), the Maker will pay additional default rate interest to the Holder, payable on demand, at a rate equal to the lesser of two and one-half percent (2½%) per month (prorated for partial months) and the maximum applicable legal rate per annum, computed on the basis of a 360-day year of twelve (12) thirty-day months on the outstanding principal balance of this Note and on all other amounts due under this Note.

Section 1.3 Exit Fee.  When this Note is repaid, in whole or in part, for any reason and at any time (whether by voluntary prepayment by the Maker, by reason of the occurrence of an Event of Default, upon maturity, or otherwise), the Maker shall pay to the Investor, as compensation for the cost of the Investor making funds available to Maker, an exit fee (the “Exit Fee”) in an amount equal to 12% of the amount of such repayment or prepayment, as applicable; provided that if the average initial production from the Well Project equals or exceeds an average daily production of 350 barrels of oil equivalent per day for the period commencing on the first day on which the Well Project is at full production (it being understood that full production shall be measured as the highest production the Well Project achieves within the first 60 days following the date the Well Project begins producing) and ending on the 30th day thereafter, the Maker shall not be required to pay the Exit Fee on any payment made after such 30th day and the payment of such Exit Fee shall be waived for all purposes.  All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date.

Section 1.4 Payment of Principal; Prepayment. The outstanding principal balance plus all outstanding interest, the Exit Fee (if required to be paid pursuant to Section 1.3) and all other amounts due and owing hereunder shall be paid in full on the Maturity Date.  Any amount of principal repaid hereunder may not be reborrowed.  The Maker may prepay all or any portion of the principal amount of this Note in an amount equal to the sum of (i) 100% of the amount of such principal prepayment, (ii) the Exit Fee (if required to be paid pursuant to Section 1.3) and (iii) all outstanding interest and all other amounts due and owing hereunder, upon not less than three (3) Business Days prior written notice to the Holder.  This Note is further subject to mandatory prepayment at the option of the Holder as set forth in ARTICLE III hereof.

Section 1.5 Security Documents.  The obligations of the Maker hereunder are secured by a continuing security interest in (i) substantially all of the assets of the Maker pursuant to the terms of the Security Agreement, the Mortgages and other collateral documents and (ii) the Maker’s equity interests in the Subsidiaries pursuant to the terms of the Security Agreement.

Section 1.6 Payment on Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment shall be due on the next succeeding Business Day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.7 Transfer.  This Note may be transferred or sold, and may also be pledged, hypothecated or otherwise granted as security, by the Holder; provided, however, that any transfer or sale of this Note must be in compliance with any applicable securities laws.

Section 1.8 Replacement.  Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

Section 1.9 Use of Proceeds.  The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

ARTICLE II

EVENTS OF DEFAULT; REMEDIES

Section 2.1 Events of Default.  The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) any failure to make any payment of (i) the principal amount under this Note as and when the same shall be due and payable (whether on the Maturity Date or by acceleration or otherwise), or (ii) interest or any other monetary obligation under this Note by the 3rd Business Day after the same shall be due and payable (whether on the Maturity Date or by acceleration or otherwise); or

(b) the Maker or any Subsidiary shall fail to observe, perform or comply with any condition, covenant, undertaking or agreement contained in this Note or any other Transaction Document; or

(c) the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed on at least one of, the NYSE Arca Exchange, the New York Stock Exchange, Inc., the OTC Bulletin Board, the Nasdaq Capital Markets, the Nasdaq Global Market, the Nasdaq Global Select Market, or the NYSE Alternext Exchange for a period of five (5) consecutive Trading Days; or

(d) any representation or warranty made by the Maker, the Subsidiaries, or any of them, herein or in any other Transaction Document shall prove to have been false or incorrect or breached on the date as of which made; or

(e) the Maker or any Subsidiary (i) shall fail to make any payment when due under the terms of any Indebtedness for borrowed money to be paid by such Person and such failure shall continue beyond any period of grace provided with respect thereto, or (ii) shall default in the observance or performance of any other agreement, term or condition contained in any agreement (related to Indebtedness or otherwise), and the effect of such failure or default as set forth in subsections (i) or (ii), is to cause, or permit the holder or holders thereof, or any counterparty to an agreement relating to Indebtedness, to cause Indebtedness, or amounts due thereunder, in an aggregate amount of $50,000 or more to become due prior to its stated date of maturity or the date such amount would otherwise have been due notwithstanding such default; or

(f)  the Maker, the Subsidiaries or any of them, shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(g) a proceeding or case shall be commenced in respect of the Maker, the Subsidiaries or any of them, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Maker, the Subsidiaries or any of them, or of all or any substantial part of the Maker or any Subsidiary, or any of the Maker’s or a Subsidiary’s assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker, the Subsidiaries or any of them, or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker, the Subsidiaries or any of them, and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days; or

(h) a judgment or judgments in the aggregate amount exceeding $50,000 is/are entered against the Maker, the Subsidiaries or any of them, and not dismissed or discharged within twenty (20) days following the entry thereof; or

(i) the Maker, the Subsidiaries or any of them, shall cease to actively conduct its business operations for a period of five (5) consecutive Business Days; or

(j) any material portion of the properties or assets of the Maker, the Subsidiaries or any of them, is seized by any governmental authority; or

(k) the Maker, the Subsidiaries or any of them, are indicted for the commission of any criminal activity; or

(l) any payment required to be made to the Maker or any Subsidiary pursuant to any Material Agreement, including without limitation, the Farmout Agreement or any operating agreement with respect to Oil and Gas Properties that are part of the Collateral, or  from any obligor with respect to any other Collateral shall not be made directly to an account designated by the Investor.

Section 2.2 Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, the Holder may at any time at its option (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, plus the Exit Fee (if required to be paid pursuant to Section 1.3) and other fees and expenses, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default described in Section 2.1(f) or Section 2.1(g) above, the outstanding principal balance and accrued interest hereunder, plus the Exit Fee (if required to be paid pursuant to Section 1.3) and other fees and expenses, shall be immediately and automatically due and payable, and/or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the Security Agreement, the Mortgages or other Transaction Document or applicable law.  No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.  Upon the occurrence and during the continuance of an Event of Default, all amounts payable under this Note shall bear interest at the default rate set forth in Section 1.2 hereof.

ARTICLE III

PREPAYMENT

Section 3.1 Prepayment.

(a) Prepayment Option Upon Major Transaction.  In addition to all other rights of the Holder contained herein, simultaneous with the occurrence of any Major Transaction (as defined below), the Holder shall have the right, at the Holder’s option, to require the Maker to prepay this Note in cash at a price equal to the sum of (i) one hundred percent (100%) of the aggregate principal amount of this Note plus all accrued and unpaid interest (if any), plus (ii) the Exit Fee (if required to be paid pursuant to Section 1.3) plus (iii) all other fees, costs, expenses, liquidated damages or other amounts (if any) owing in respect of this Note and the other Transaction Documents (the “Major Transaction Prepayment Price").

(b) Major Transaction.  A “Major Transaction” shall be deemed to have occurred at such time as any of the following events:

(i) the consolidation, merger or other business combination of the Maker with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Maker or (B) a consolidation, merger or other business combination in which holders of the Maker’s voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities);

(ii) the sale or transfer of more than fifty percent (50%) of the Maker’s assets (based on the fair market value as determined in good faith by the Maker’s Board of Directors) other than inventory in the ordinary course of business in one or a related series of transactions;

(iii) closing of a purchase, tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of Common Stock in which more than fifty percent (50%) of the outstanding shares of Common Stock were tendered and accepted; or

(iv) the issuance by the Maker in one or more related or unrelated transactions of any shares, Options (other than Options granted to employees and consultants pursuant to any employee stock benefit, option, purchase or similar plan approved by the Company’s Board of Directors), warrants (other than the Warrants), interests, participations, or other equivalents (regardless of how designated) of the Maker, whether voting or nonvoting, including Common Stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Commission under the Exchange Act) or any equity contribution in received by the Company, which in the aggregate results in Net Cash Proceeds in excess of $500,000.

(c) Mechanics of Prepayment at Option of Holder Upon Major Transaction.  No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Maker shall deliver written notice thereof via facsimile and overnight courier (“Notice of Major Transaction”) to the Holder of this Note.  At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), the Holder of this Note may require the Maker to prepay, effective immediately prior to the consummation of such Major Transaction, this Note by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of the Holder Upon Major Transaction”) to the Maker, which Notice of Prepayment at Option of Holder Upon Major Transaction shall indicate the applicable Major Transaction Prepayment Price, as calculated pursuant to Section 3.1(a) above.

(d) Payment of Prepayment Price.  Upon the Maker’ receipt of a Notice(s) of Prepayment at Option of Holder Upon Major Transaction from the Holder of this Note, the Maker shall immediately notify the Holder of this Note by facsimile of the Maker’s receipt of such Notice(s) of Prepayment at Option of Holder Upon Major Transaction and the Maker shall deliver the Major Transaction Prepayment Price immediately prior to or contemporaneous with the consummation of the Major Transaction.  If the Maker shall fail to prepay this Note submitted for prepayment (other than pursuant to a dispute as to the arithmetic calculation of the Major Transaction Prepayment Price) immediately prior to or contemporaneous with the consummation of the Major Transaction, in addition to any remedy the Holder of this Note may have under this Note and the Purchase Agreement, the Major Transaction Prepayment Price payable in respect of this Note not prepaid shall bear interest at the rate of two and one-half percent (2½%) per month (prorated for partial months) until paid in full.

Section 3.2 Mandatory Prepayments.  The Maker shall prepay this Note in an amount equal to the sum of (i) the lesser of (a) $1,440,000 minus the sum the Exit Fee (if required to be paid pursuant to Section 1.3) plus the aggregate amount paid by the Maker to the Holder of that certain Senior Secured Promissory Note (First Tranche) dated February 2, 2011 in the original principal amount of $2,111,111.11 and all outstanding interest and all other amounts due and owing hereunder and (b) the principal amount of this Note, (ii) the Exit Fee (if required to be paid pursuant to Section 1.3) and (iii) all outstanding interest and all other amounts due and owing hereunder.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Section 4.2 Governing Law.  This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 4.3 Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).  The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.5 Enforcement Expenses.  The Maker agrees to pay all costs and expenses incurred from time to time by the Holder with respect to any modification, consent or waiver of the provisions of this Note or the Transaction Documents and any enforcement of this Note and the Transaction Documents, including, without limitation, reasonable attorneys’ fees and expenses.

Section 4.6 Amendments.

(a) This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

(b) To the extent that amendments to this Note are required in connection with the filing of a listing application with the American Stock Exchange in connection with the transactions contemplated hereby, the Maker and the Holder shall cooperate in good faith to reach mutually acceptable resolutions with regard to such amendments, without penalty; provided that the Holder has, in its sole discretion, determined such amendments to be advisable.

Section 4.7 Compliance with Securities Laws.

(a) The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note except in accordance with applicable law.

(b) The Holder is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act), and such Holder has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities.  The Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and it is not a broker-dealer.  The Holder acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section 4.8 Consent to Jurisdiction.  Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 3.8 shall affect or limit any right to serve process in any other manner permitted by law.

Section 4.9 Binding Effect.  This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.  The Maker shall not delegate or transfer this Note or any obligations or undertakings contained in this Note.

Section 4.10 Failure or Indulgence Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 4.11 Maker Waivers; Dispute Resolution.

(a) Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(b) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(c) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 4.12 Definitions.  Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement.  For the purposes hereof, the following terms shall have the following meanings:

“Business Day” (whether or not capitalized) shall mean any day banking transactions can be conducted in New York City, NY, USA and does not include any day which is a federal or state holiday in such location.

“Common Stock” means shares of common stock, par value $0.001 per share, of the Company.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Trading Day” means (a) a day on which the Common Stock is traded on the New York Stock Exchange, NYSE Arca Exchange, the New York Stock Exchange, Inc., the OTC Bulletin Board, the Nasdaq Capital Markets, the Nasdaq Global Market, the Nasdaq Global Select Market, or the NYSE Alternext Exchange or other registered national securities exchange, or (b) if the Common Stock is not traded on the OTC Bulletin Board or a registered national securities exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

[Signature appears on following page]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

BLAST ENERGY SERVICES INC.

By:  ______________________________
Name: John MacDonald
Title: Chief Financial Officer

EXHIBIT A

WIRE INSTRUCTIONS

Wire instructions

Account Number
Account Name
Receiving Bank Name:
Receiving Bank ABA Number:
Attention:
Reference: